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                                                                   EXHIBIT F-1.1

                          JONES, DAY, REAVIS & POGUE

                                77 West Wacker

                         Chicago, Illinois 60601-1692

                                (312)-782-3939


                               November 2, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re:  Exelon Corporation SEC File No. 70-9693

Dear Sirs:

          We refer to the Application-Declaration on Form U-1 in File No. 70-9693, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Exelon Corporation ("Exelon"), a Pennsylvania corporation and certain of its utility and non-utility subsidiaries (collectively, "Applicants"). The Application requests that the Commission authorize and approve the ongoing financing activities of Exelon, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company LLC (collectively, the "Issuers") and other related matters (collectively, the "Financings") pertaining to Applicants after giving effect to the business combination transaction involving Exelon which is subject to the Commission's order in File No. 70-9645, all as more fully described in the Application.

     We have acted as counsel to the Exelon in connection with the filing of the Application. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Application.

     In connection with this opinion, we have examined the Application and the exhibits thereto and originals, or copies certified to our satisfaction, of such corporate records of the Applicants and other entities, certificates of public officials, orders of regulatory bodies having jurisdiction over aspects of the Financings, certificates of officers and representatives of the Exelon and other entities and such other documents, records and matters of law as we have deemed necessary for the purposes of this opinion.
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     Based on the foregoing, and subject to the assumptions, qualifications and limitations hereinafter specified, we are of the opinion that, in the event the Financings are completed as described in the Application:

     1. The laws of the State of Illinois applicable to the proposed Financings will have been complied with.

     2. Each Issuer will be a validly organized and duly existing corporation (or, in the case of Genco, limited liability company).

     3. Each debt security or preferred security to be issued by an Issuer in connection with any Financing by such Issuer will be a valid and binding obligation of such Issuer in accordance with its terms.

     4. The consummation of the Financings will not violate the legal rights of the lawful holders of any securities issued by Exelon or any associate company of Exelon.

     The opinions expressed above in respect of the proposed Financings as described in the Application are subject to the following assumptions or conditions:

     a. The authorizations and approvals of the Financings given by the Boards of Directors and, to the extent required by state law or organic documents of the Issuer, shareholders of the issuing Issuer shall be given and all such approvals shall remain in effect at the closings of the Financings and the Financings shall have been conducted in accordance with the applicable authorizations and approvals.

     b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Financings.

     c. The Financings shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of all state and federal commissions or regulatory authorities having jurisdiction in the premises and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closings thereof.

     d. The documentation necessary for the Financings shall constitute the valid, binding and enforceable obligations of the parties to such documents other than the Issuers and each Issuer shall have received the agreed upon consideration for the securities in accordance with the authorizations and approvals referred to in subparagraph (a) above.
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     e.  Exelon shall have duly registered with the Securities and Exchange
         Commission as a holding company pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder.

     f. The parties shall have obtained all consents, waivers and releases, if any, required for the Financings under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     g. Each of Genco, Exelon Energy Delivery Company and Exelon Ventures Company shall have been validly organized and be duly existing under the laws of the jurisdiction under which it is created.

     h. No opinions are expressed with respect to laws other than those of the State of Illinois and the federal law of the United States. With respect to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP dated the date hereof. We understand that Ballard Spahr Andrews & Ingersoll, LLP will rely on our opinion with respect to all matters governed by the laws of the State of Illinois and we consent to such relaince. No opinion is expressed with respect to the creation, perfection or priority of any security interest or mortgage.

     i. A registration statement shall have been declared effective under the Securities Act of 1933, as amended, or an exemption from registration shall be applicable under such act with respect to each Financing and no stop order shall have been entered by the Securities and Exchange Commission with respect thereto; and the issuance of securities in connection with each Financing shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder and the applicable state securities or blue sky laws.

     j. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certificates by officers of Applicants and other appropriate persons and statements contained in the Application.

     We hereby consent to the filing of this opinion as an exhibit to the Application.


                                        Respectfully yours,

                                        /s/ Jones, Day, Reavis & Pogue
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                                                                   EXHIBIT F-1.2

                    Ballard Spahr Andrews & Ingersoll, LLP

                              1735 Market Street

                       Philadelphia, Pennsylvania 19103

                                (215) 665-8500

                               November 2, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Exelon Corporation SEC File No. 70-9693
               ---------------------------------------

Ladies and Gentlemen:

          We refer to the Application-Declaration on Form U-1 in File No. 70-9693, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Exelon Corporation ("Exelon"), a Pennsylvania corporation and certain of its utility and non-utility subsidiaries (collectively, "Applicants"). The Application requests that the Commission authorize and approve the ongoing financing activities of Exelon, Commonwealth Edison Company ("ComEd"), PECO Energy Company ("PECO Energy") and Exelon Generation Company, LLC ("Genco", and collectively, the "Issuers") and other related matters (collectively, the "Financings") pertaining to Applicants after giving effect to the business combination transaction involving Exelon which is subject to the Commission's order in File No. 70-9645, all as more fully described in the Application.

     We are Pennsylvania counsel to Exelon, filing of the Financings. In our capacity as Pennsylvania counsel, we have examined the Application and the exhibits thereto and originals, or copies certified to our satisfaction, of such corporate records of the Applicants and other entities, certificates of public officials, orders of regulatory bodies having jurisdiction over aspects of the Financings, certificates of officers and representatives the Exelon and other entities and such other documents, records and matters of law as we have deemed necessary for the purposes of this opinion. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Application.

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     Based on the foregoing, and subject to the assumptions, qualifications and limitations hereinafter specified, we are of the opinion that, in the event the Financings are completed as described in the Application:

     1. The laws of the Commonwealth of Pennsylvania applicable to the proposed Financings will have been complied with.

     2. Exelon and PECO Energy will be a validly organized and duly subsisting corporations and Genco will be a validly organized and duly subsisting limited liability company.

     3. The common stock to be issued by Exelon in any Financing will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Amended and Restated Articles of Incorporation of Exelon.

     4. Each debt security or preferred security to be issued by any of Exelon, PECO Energy or Genco in connection with any Financing will be a valid and binding obligation of such Issuer in accordance with its terms.

     5. The consummation of the Financings will not violate the legal rights of the lawful holders of any securities issued by Exelon or any associate company of Exelon, provided that no opinion is issued with respect to those associate companies not organized under the laws of the Commonwealth of Pennsylvania.

     The opinions expressed above in respect of the proposed Financings as described in the Application are subject to the following assumptions or conditions:

          a. The authorizations and approvals of the Financings given by the Boards of Directors and, to the extent required by state law or organic documents of any of Exelon, PECO Energy or Genco, shareholders or members, as the case may be, of such Issuer shall be given and all such approvals shall remain in effect at the closings of the Financings and the Financings shall have been conducted in accordance with the applicable authorizations and approvals.

          b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Financings.

          c. The Financings shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of all state and federal commissions or regulatory authorities having jurisdiction in the premises and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closings thereof.

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          d.   The documentation necessary for the Financings shall constitute the valid, binding and enforceable obligations of the parties to such documents other than each of Exelon, PECO Energy and Genco and such Issuer shall have received the agreed upon consideration for the securities in accordance with the authorizations and approvals referred to in subparagraph (a) above.

          e. Exelon shall have duly registered with the Securities and Exchange Commission as a holding company pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder.

          f. The parties shall have obtained all consents, waivers and releases, if any, required for the Financings under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          g. Each Exelon Energy Delivery Company and Exelon Ventures Company shall have been validly organized and be duly existing under the laws of the jurisdiction under which it is created.

          h. No opinions are expressed with respect to laws other than those of the Commonwealth Pennsylvania and federal law of the United States and with respect to all matters governed by the laws of the State of Illinois, we have relied on the opinion of Jones, Day, Reavis & Pogue dated the date hereof with respect to such matters. We understand that Jones, Day, Reavis & Pogue will rely on our opinion with respect to all matters governed by the laws of the Commonwealth of Pennsylvania and we consent to such reliance. No opinion is expressed with respect to the creation, perfection or priority of any security interest or mortgage.

          i. A registration statement shall have been declared effective under the Securities Act of 1933, as amended, or an exemption from registration shall be applicable under such act with respect to each Financing and no stop order shall have been entered by the Securities and Exchange Commission with respect thereto; and the issuance of securities in connection with each Financing shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder and the applicable state securities or blue sky laws.

          j. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material we have, when relevant facts were not independently established, relied upon certificates by officers of Applicants and other appropriate persons and statements contained in the Application.

                                       3
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     We hereby consent to the filing of this opinion as an exhibit to the
Application.


                              Very truly yours,


                              /s/ Ballard Spahr Andrews & Ingersoll, LLP

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